Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) made this 19th day of July, 2021 with the effective date of May 26, 2021 (the “Effective Date”), by and among E-Waste Corp., a Florida corporation (“E-Waste” or “Lender”), EZRaider Global, Inc., a Nevada corporation (“EZ Global”), and EZ Raider, LLC, a Washington limited liability company (“EZ Raider, and collectively with EZ Global, the “Borrower”).

W I T N E S S E T H:

WHEREAS, on May 25, 2021, Lender and each Borrower have entered into and executed that certain binding letter of intent (the “LOI”) and the Side Letter to the LOI (the “Side Letter”) that contemplate, among other things, the closing of a reverse merger transaction by and among E-Waste, EZ Global and E-Waste’s acquisition subsidiary upon the terms and subject to conditions set forth in the LOI and the definitive merger agreement to be entered by the parties (the “Merger”) and related transactions (collectively, the “Transactions”); and

WHEREAS, pursuant to the Side Letter, on May 26, 2021, Lender loaned to EZ Raider two million ($2,000,000) as a bridge loan (the “Loan”), to provide the Borrower with sufficient working capital to enable the Borrower to negotiate the terms under that certain Share Purchase Agreement, dated February 21, 2021 by and between EZ Global and DS Raider, Ltd, an Israeli company (the “Share Purchase Agreement”), which contemplates the acquisition of DS Raider by EZ Global (the “DS Acquisition”), and

WHEREAS, the parties agreed that, in exchange for the Loan, Borrower will issue to the Lender a [__]% promissory note in the principal amount of $2,000,000 (the “Note”), and that the obligations of the Borrower to the Lender under this Agreement and the Note shall be secured by a continuing first priority security interest of Moshe Azarzar (the “Pledgor”) in the Pledged Collateral (as defined below).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender, intending to be legally bound, agree as follows:

ARTICLE I – LOAN AND THE NOTE

1.1. Loan. Pursuant to the LOI, the Side Letter and subject to the terms and conditions of this Agreement, on May 26, 2021, Lender made the Loan to the Borrower in the principal amount of $2,000,000 (the “Principal Amount”).

1.2. The Note. The Loan shall be evidenced by the Note, substantially in the form set forth in Exhibit A.  The Note shall bear interest at the 5% per annum and shall be due and payable on the date that is six months from the Effective Date (the “Maturity Date”); provided, however, that if the Merger is consummated prior to the Maturity Date, that upon the consummation of the Merger and related transaction, all indebtedness (including the Principal Amount and the accrued interest) evidenced by the Note shall be deemed canceled and paid in full.  However, if the Merger is not consummated prior to the Maturity Date, the Borrower shall repay the unpaid Principal Amount of, and accrued but unpaid interest on, the Note (the “Repayment Amount”) on the Maturity Date or as otherwise set forth in the Note. The Borrower shall wire the Repayment Amount in same-day funds in accordance with the wire instructions set forth on Schedule A attached hereto.

1.3. The Pledge and Security Agreement. To secure the obligations of the Borrower under the Note, including the timely payment of the Repayment Amount, the Borrower and the Pledgor shall enter with the Lender into a pledge and security agreement of even date herewith, substantially in the form attached as Exhibit B (the “Pledge and Security Agreement”) pursuant to which Pledgor shall grant and convey to the Lender a first priority security interest in all of the Pledgor’s rights, title and interest, whether now existing or hereafter arising in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the stock or membership interests owned by the Pledgor in each EZ Raider and EZ Global (collectively, the “Pledged Collateral”).  In the event that the Merger is consummated prior to the Maturity Date, following the consummation of the Merger, the Pledged Collateral shall be released by the Lender to the Pledgor and this Loan Agreement and the related Promissory Note and Pledge Agreement shall be null and void and of no further force or effect.

ARTICLE II – REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Each Borrower represents and warrants jointly and severally to Lender as follows:

2.1. Organization. EZ Global is a corporation duly existing under the laws of Nevada, and EZ Raider is a limited liability company, duly existing under the laws of Washington; each Borrower is qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

2.2. Authorization. All corporate actions on the part of each Borrower and its officers, directors and stockholders, members and managers, as the case may be, necessary for the authorization, execution, delivery and performance of all obligations of each Borrower under this Agreement, the Note, the Security and Pledge Agreement and all other documents executed in connection with the Loan (collectively, the “Loan Documents”) to which any of them may be a party have been taken.  The Loan Documents, when executed and delivered by the Borrower, shall constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

2.3. Absence of Conflicts. The execution, delivery and performance of this Agreement and each of the other Loan Documents are not in conflict with nor does it constitute a breach of any provision contained in any of the Borrower’s organizational documents, nor will it constitute an event of default under any agreement to which any of the Borrowers is a party or by which any Borrower or its respective assets is bound.

2.4. Consents and Approvals. The Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of their businesses as currently conducted, or are required by law.

2.5. Litigation. There are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings, threatened against the Borrower at law or in equity, and there is no basis for any of the foregoing.  There are no unsatisfied judgments, penalties or awards against or affecting Borrower or its respective businesses, properties or assets.  Neither Borrower is in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by the Borrower with respect to any order, writ, injunction or decree known to or served upon the Borrower of any court or of any foreign, federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by the Borrower pending or threatened against others.  The Borrower has complied with all laws, rules, regulations and orders applicable to their current business, operations, properties, assets, products and services. There is no existing law, rule, regulation or order that would prohibit or materially restrict the Borrower from, or otherwise materially adversely affect the Borrower in, conducting its businesses in any jurisdiction in which they are now conducting business.

ARTICLE III – COVENANTS OF THE BORROWER

So long as the obligations under the Note and the other Loan Documents are outstanding, each Borrower agrees that, unless Lender shall give its prior consent in writing:

3.1. Ordinary Course. The Borrower shall carry on its business in the ordinary course substantially as conducted heretofore and shall not engage in any transaction outside of the ordinary course of business other than in connection with the Transactions.

3.2. Performance under Agreements. The Borrower shall perform all of its obligations under the Loan Documents, including the obligations to pay the Repayment Amount on the Maturity Date if the Merger is not consummated prior to the Due Date.

3.3. Cooperation with Lender. Each Borrower shall cooperate with Lender and shall use its reasonable best efforts to enter into the definitive merger agreement and to consummate the Merger and the Transactions contemplated by the LOI and the Merger, including the acquisition of EZ Raider by EZ Global (the “EZ Raider Acquisition”) prior to entering into the merger agreement and the consummation of the Merger.

3.4. Financial Statements. The Borrower shall provide to Lender prior to the closing date of the Merger all audited and unaudited financial statements as may be required under applicable U.S. Securities Exchange Commission (“SEC”) regulations for inclusion of such statements in Lender’s SEC and other regulatory filings upon and following the closing of the Merger.

3.5. Maintenance of Business Organization. The Borrower shall maintain and preserve its business organization intact (for the avoidance of doubt, the EZ Raider Acquisition is excluded from this requirement) and use its reasonable best efforts to retain its present key employees and relationships with suppliers, customers and others having business relationships with the Borrower.

3.6. Compliance with Permits. The Borrower shall maintain material compliance with all permits, laws, rules and regulations, consent orders and all other orders of applicable courts, regulatory agencies, and similar governmental authorities.

3.7. Leases. The Borrower shall maintain its present leases in accordance with their respective terms and may enter into new or amended lease instruments.

3.8. Payments; Use of Proceeds. The Borrower shall use the Principal Amount of the Loan for the purpose expressly set forth in the LOI and the Side Letter, specifically, to provide sufficient working capital to enable the Borrower to negotiate the terms under the Share Purchase Agreement and to consummate the DS Acquisition following the Merger.

3.9. Loan Documents. The Borrower shall comply in all respects with the terms of the Loan Documents.

3.10. No Merger or Consolidation. Except as contemplated by the Transactions, including the Merger and the EZ Raider Acquisition, the Borrower shall not merge or consolidate with or into any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control (whether in one transaction or in a series of related transactions) of assets (whether now owned or hereafter acquired), or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereafter created) at a discount or with recourse, to any person until the obligations under the Loan Documents are met and the Repayment Amount is paid in full.

3.11. Senior or Pari Passu Indebtedness. Except as expressly contemplated by the LOI, the Merger and the Transactions, the Borrower shall not incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under the Note and the other Loan Documents or encumber any of its respective assets until the obligations under this Agreement and other Loan Documents have been paid in full to the Lender.

3.12. Dividends and Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

3.13. Future issuances. The Borrower shall not issue any of their equity securities without prior approval of the Lender, except for the securities to be issued in connection with the EZ Raider Acquisition.

ARTICLE IV – DEFAULTS AND REMEDIES

4.1. For the Purposes of this Agreement and the Note, an “Event of Default” occurs if:

(a)         Borrower defaults in the payment of the Principal Amount and the accrued interest under the Note on the Maturity Date;

(b)         Borrower defaults, in whole or in part, in the performance or observance of any other agreement, term or condition contained in the Note or the other Loan Documents, and such breach have not been cured within five (5) days after receipt of written notice thereof;

(c)         Borrower defaults with respect to any of its contractual obligation under or pursuant to any contract, lease, or other agreement to which the Borrower is a party and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of the Borrower’s contractual liability arising out of such default exceeds or is reasonably estimated to exceed $5,000; or

(d)         Borrower, pursuant to or within the meaning of Bankruptcy Code of the United States:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian or a receiver of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) is the debtor in an involuntary case which is not dismissed within thirty (30) days of the commencement thereof, or

(e)         a court of competent jurisdiction enters an order or decree that:

(i) provides for relief against the Borrower in an involuntary case,

(ii) appoints a custodian of the Borrower for all or substantially all of its property, or

(iii) orders the liquidation of the Borrower,

(f)         an event shall occur or there exist facts or circumstances which create or result in Borrower’s material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of Borrower, or the ability of the Borrower to carry out its respective obligations under the Loan Documents.

Upon the occurrence of any Event of Default, the unpaid Repayment Amount of the Note shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower, and, in addition to any other rights, powers and remedies permitted by law or in equity, Lender may, at its option, by notice in writing to the Borrower, increase an interest rate on the unpaid Repayment Amount to fourteen percent (14%), and may proceed an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note held by it, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of the Loan Agreement, this Note, the Pledge and Security Agreement or pursuant to applicable law. Borrower shall pay to the Lender upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Section, including without limitation reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Lender as the holder of the Note in exercising any of its rights shall operate as a waiver thereof or otherwise prejudice the rights of the Lender, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby by the Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE V – MISCELLANEOUS

5.1. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours), or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as set forth in the LOI.

5.2 Governing Law. This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of Florida without giving effect to the conflicts of laws principles thereof.

5.3. Amendment. This Agreement may be amended, modified or terminated only by an instrument in writing signed by all parties.

5.4. Assignment. Neither this Agreement nor any right or obligation provided for herein may be assigned by the Borrower without the prior written consent of the Lender.  The Lender may assign this Agreement or any right or obligation provided for herein without the prior written consent of the Borrower.

5.5. Successors. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

5.6. Counterparts. This Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signature.

5.7. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

5.8. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

LENDER:

E-Waste Corp.

By: /s/ Elliot Mermel

Name: Elliot Mermel

Title:   President

BORROWER:

EZRaider Global, Inc.

By: /s/ Moshe Azarzar

Name: Moshe Azarzar

Title:   CEO

EZ Raider, LLC

By: /s/ Moshe Azarzar

Name: Moshe Azarzar

Title:   Manager

Exhibit A

The Note

Exhibit B

Pledge and Security Agreement

Schedule A

Wire Instructions